Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTHS 2014 RESULTS

THIRD-QUARTER REVENUE UP 8.9%; NINE MONTHS UP 5.8%

NINE-MONTHS INCOME FROM CONTINUING OPERATIONS UP 11.7%; EPS $0.61

NINE-MONTHS ADJUSTED EPS $0.64 EXCLUDING SHARE COUNT IMPACT OF CONVERTIBLE NOTES

Cleveland, Ohio (October 27, 2014)—CBIZ, Inc. (NYSE: CBZ) (“Company”) today announced third-quarter and nine-month results for the period ended September 30, 2014.

For the third quarter ended September 30, 2014, CBIZ reported revenue of $183.8 million, an increase of $15.0 million, or 8.9%, compared with $168.8 million for the third quarter of 2013. Same-unit organic revenue increased by $8.4 million, or 5.0%, for the 2014 third quarter, compared with the same period a year ago. Newly acquired operations contributed $6.6 million, or 3.9%, to revenue in the 2014 third quarter. Income from continuing operations was $7.3 million, or $0.14 per diluted share, compared with $5.5 million, or $0.11 per diluted share, reported in the third quarter of 2013. Adjusted EBITDA for the quarter ended September 30, 2014 was $19.7 million, compared with $16.7 million for the 2013 third quarter.

For the nine-month period ended September 30, 2014, CBIZ reported revenue of $573.6 million, an increase of $31.4 million, or 5.8%, over the $542.2 million recorded for the comparable nine-month period a year ago. Same-unit organic revenue increased by $15.0 million, or 2.8%, for the first nine months of 2014 compared with the same period a year ago. Acquisitions contributed $16.4 million, or 3.0%, to revenue growth for the first nine months of 2014. Income from continuing operations was $31.5 million, or $0.61 per diluted share, for the first nine months of 2014 compared with $28.2 million, or $0.57 per diluted share, for the first nine months of 2013. Adjusted EBITDA was $78.2 million for the nine months ended September 30, 2014, compared with $73.6 million for the same period a year ago.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

Steven L. Gerard, CBIZ Chairman and CEO, stated, “We have seen a trend of improved same-unit revenue growth so far this year and we anticipate continued strength through the remainder of the year. Our business is performing well and we are continuing to manage an active pipeline of potential future acquisitions. We made one acquisition in the third quarter and we have completed a total of five acquisitions to date in 2014.”

The fully diluted weighted average share count for the first nine months of 2014 increased to 51.5 million shares at September 30, 2014, from 49.5 million shares a year ago, primarily due to the accounting for approximately 2.0 million common share equivalents related to the 2010 Convertible Notes (“Notes”). Normalized to exclude the impact of the increase in share equivalents related to the Notes, fully diluted earnings per share were $0.15 for the third quarter and $0.64 for the first nine months of 2014.

During the first nine months of 2014, the Company used $32.6 million for acquisition-related payments and $19.0 million to repurchase 2.2 million shares of its common stock. Since September 30, 2014, the Company repurchased an additional 0.8 million shares for $6.5 million under a 10(b) 5-1 program for a total of 3.0 million shares repurchased through October 24, 2014. The outstanding balance on the Company’s unsecured bank line of credit at September 30, 2014, was $108.0 million compared with a balance of $48.5 million at December 31, 2013.

On July 28, 2014, the Company replaced its $275 million unsecured credit facility with a new $400 million unsecured facility with a five-year term. The new credit facility will provide the Company with the continued ability to grow through strategic acquisitions and the flexibility to refinance its Notes due October 1, 2015. In addition, the new credit facility will enable the Company to lower borrowing costs and simplify its capital structure. The new credit facility will expire in July 2019.

During the third quarter, in two separate privately negotiated transactions, the Company repurchased and retired a total of $32.4 million of its outstanding Notes due October 1, 2015. The Company recorded a charge of approximately $1.5 million in the third quarter of 2014 related to the repurchase and early retirement of these Notes. The impact of these charges on fully diluted earnings per share in the third quarter and for the nine months year to date is approximately $0.02. Following these transactions, the principal amount outstanding on the Notes has been reduced from $130.0 million to $97.6 million. These transactions combined are expected to result in lower interest expense of approximately $1.2 million annually.

“We are pleased to have the financial flexibility to retire $32.4 million of our Notes in the third quarter and we will continue to look at additional early repurchase opportunities between now and the Note maturity date of October 1, 2015. Assuming a constant share count with 2013, and excluding the impact of the charges related to early retirement of Notes, EPS has increased nearly 16.0% for the first nine months this year,” concluded Mr. Gerard.

2014 Outlook: For 2014, the Company expects continued improvement in same-unit revenue growth rates, total revenue growth within a range of 5% to 7%, and growth in diluted earnings per share from continuing operations within a range of 15% to 18% over 2013, assuming a constant share count compared with 2013. Cash flow is expected to continue to be positive, and Adjusted EBITDA is projected to increase within a range of 8% to 12% over the $75.6 million reported for 2013.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ will host a conference call at 11:00 a.m. this morning to discuss its results. The call will be webcast in a listen-only mode over the internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10053652 to receive the dial-in number and unique pin number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET) October 27, through 5:00 p.m. (ET), October 31, 2014. The dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10053652.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through 100 Company offices in 32 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,
	2014	%	2013 (1)%

Revenue	$183,799	100.0%	$168,779	100.0%

Operating expenses (2)	159,026	86.5%	150,258	89.0%

Gross margin	24,773	13.5%	18,521	11.0%

Corporate general and administrative expenses (3)	8,889	4.9%	8,944	5.3%

Operating income	15,884	8.6%	9,577	5.7%

Other income (expense):
Interest expense	(3,123)	–1.7%	(3,815)	–2.3%
Gain on sale of operations, net	17	0.0%	6	0.0%
Other (expense) income, net (4) (5)	(1,368)	–0.7%	2,371	1.4%

Total other expense, net	(4,474)	–2.4%	(1,438)	–0.9%

Income from continuing operations before income tax expense	11,410	6.2%	8,139	4.8%

Income tax expense	4,126		2,663

Income from continuing operations	7,284	4.0%	5,476	3.2%

(Loss) income from operations of discontinued businesses, net of tax	(203)		569
Gain on disposal of discontinued businesses, net of tax	607		56,315

Net income	$7,688	4.2%	$62,360	36.9%

Diluted earnings per share:
Continuing operations	$0.14		$0.11
Discontinued operations	0.01		1.16

Net income	$0.15		$1.27

Diluted weighted average common shares outstanding	51,209		49,003

Other data from continuing operations:
Adjusted EBIT (6)	$14,516		$11,948
Adjusted EBITDA (6)	$19,704		$16,718

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes a benefit of $639 and an expense of $2,190 for the three months ended September 30, 2014 and 2013, respectively, in compensation expense associated with net losses and net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $159,665 and $148,068, or 86.9% and 87.7% of revenue, for the three months ended September 30, 2014 and 2013, respectively.
(3)	Includes a benefit of $68 and an expense of $231 for the three months ended September 30, 2014 and 2013, respectively, in compensation associated with net losses and net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $8,957 and $8,713, or 4.9% and 5.2% of revenue, for the three months ended September 30, 2014 and 2013, respectively.
(4)	Includes a net loss of $707 and a net gain of $2,421 for the three months ended September 30, 2014 and 2013, respectively, attributable to assets held in the Company’s deferred compensation plan. The net loss and net gain do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	During the three months ended September 30, 2014, CBIZ recorded a $1.5 million loss from the early retirement of $32.4 million face value of its 2010 convertible senior subordinated notes that mature in 2015. Also included in other (expense) income, net, for the three months ended September 30, 2014 and 2013, is income of $608 and expense of $186, respectively, related to net decreases and increases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,188 and $4,770 for the three months ended September 30, 2014 and 2013, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED SEPTEMBER 30,
	2014	%	2013 (1)%

Revenue	$573,592	100.0%	$542,197	100.0%

Operating expenses (2)	487,520	85.0%	460,738	85.0%

Gross margin	86,072	15.0%	81,459	15.0%

Corporate general and administrative expenses (3)	27,454	4.8%	26,577	4.9%

Operating income	58,618	10.2%	54,882	10.1%

Other income (expense):
Interest expense	(10,133)	–1.7%	(12,016)	–2.2%
Gain on sale of operations, net	93	0.0%	72	0.0%
Other income, net (4) (5)	4,543	0.8%	4,614	0.9%

Total other expense, net	(5,497)	–0.9%	(7,330)	–1.3%

Income from continuing operations before income tax expense	53,121	9.3%	47,552	8.8%

Income tax expense	21,615		19,335

Income from continuing operations	31,506	5.5%	28,217	5.2%

(Loss) income from operations of discontinued businesses, net of tax	(528)		3,350
Gain on disposal of discontinued businesses, net of tax	106		58,243

Net income	$31,084	5.4%	$89,810	16.6%

Diluted earnings per share:
Continuing operations	$0.61		$0.57
Discontinued operations	(0.01)		1.24

Net income	$0.60		$1.81

Diluted weighted average common shares outstanding	51,469		49,537

Other data from continuing operations:
Adjusted EBIT (6)	$63,161		$59,496
Adjusted EBITDA (6)	$78,161		$73,640

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expenses of $1,654 and $4,571 for the nine months ended September 30, 2014 and 2013, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $485,866 and $456,167, or 84.7% and 84.1% of revenue, for the nine months ended September 30, 2014 and 2013, respectively.
(3)	Includes expenses of $278 and $472 for the nine months ended September 30, 2014 and 2013, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, corporate general and administrative expenses would be $27,176 and $26,105, or 4.7% and 4.8% of revenue, for the nine months ended September 30, 2014 and 2013, respectively.
(4)	Includes net gains of $1,932 and $5,043 for the nine months ended September 30, 2014 and 2013, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	During the nine months ended September 30, 2014, CBIZ recorded a $1.5 million loss from the early retirement of $32.4 million face value of its 2010 convertible senior subordinated notes that mature in 2015. Also included in other income, net, for the nine months ended September 30, 2014 and 2013, is income of $3,592 and expense of $1,090, respectively, related to net decreases and increases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $15,000 and $14,144 for the nine months ended September 30, 2014 and 2013, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013 (1)	2014	2013 (1)
Revenue
Financial Services	$119,462	$110,552	$383,964	$365,004
Employee Services	56,891	50,415	167,479	154,681
National Practices	7,446	7,812	22,149	22,512

Total	$183,799	$168,779	$573,592	$542,197

Gross Margin
Financial Services	$16,673	$13,553	$66,562	$64,402
Employee Services	9,697	8,360	28,614	27,136
National Practices	863	1,195	2,248	2,070
Operating expenses - unallocated (2):
Other	(3,099)	(2,397)	(9,698)	(7,578)
Deferred compensation	639	(2,190)	(1,654)	(4,571)

Total	$24,773	$18,521	$86,072	$81,459

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses - unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2014	Per Share	2013 (1)	Per Share
Income from Continuing Operations	$7,284	$0.14	$5,476	$0.11

Selected non-cash items:
Amortization	3,795	0.07	3,520	0.07
Depreciation	1,393	0.03	1,250	0.03
Non-cash interest on convertible notes	633	0.01	710	0.02
Stock-based compensation	1,825	0.04	1,350	0.03
Adjustment to contingent earnouts	(608)	(0.01)	186	—

Non-cash items	7,038	0.14	7,016	0.15

Non-GAAP earnings - Continuing Operations	$14,322	$0.28	$12,492	$0.26

	NINE MONTHS ENDED SEPTEMBER 30,
	2014	Per Share	2013 (1)	Per Share
Income from Continuing Operations	$31,506	$0.61	$28,217	$0.57

Selected non-cash items:
Amortization	11,069	0.22	10,562	0.21
Depreciation (4)	3,931	0.08	3,582	0.07
Non-cash interest on convertible notes	2,133	0.04	2,103	0.04
Stock-based compensation	4,812	0.09	4,274	0.09
Adjustment to contingent earnouts	(3,592)	(0.07)	1,090	0.03

Non-cash items	18,353	0.36	21,611	0.44

Non-GAAP earnings - Continuing Operations	$49,859	$0.97	$49,828	$1.01

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $1.4 million and $1.5 million for the three months ended September 30, 2014 and 2013, and $4.0 million and $4.3 million for the nine months ended September 30, 2014 and 2013, respectively.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30, 2014	DECEMBER 31, 2013 (1)
Cash and cash equivalents	$397	$771
Restricted cash	$24,780	$22,112
Accounts receivable, net	$179,790	$143,107
Current assets before funds held for clients	$224,361	$186,086
Funds held for clients - current and non-current	$110,110	$164,389
Goodwill and other intangible assets, net	$505,633	$469,083

Total assets	$924,478	$897,458

Notes payable - current	$—	$1,602
Current liabilities before client fund obligations	$116,381	$103,103
Client fund obligations	$110,164	$164,311
Bank debt	$108,000	$48,500
Convertible notes - non-current	$95,974	$125,256

Total liabilities	$520,845	$523,012

Treasury stock	$(418,027)	$(397,548)

Total stockholders’ equity	$403,633	$374,446

Debt to equity (2)	50.5%	46.8%
Days sales outstanding (DSO) - continuing operations (3)	87	74

Shares outstanding	49,894	48,964
Basic weighted average common shares outstanding	48,303	48,632
Diluted weighted average common shares outstanding	51,469	49,141

(1)	Certain amounts in the 2013 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes, bank debt and notes payable divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2013 was 85.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007